                                                                 EXHIBIT 10.11
                                                                 -------------



ALLOY ONLINE, INC. HAS OMITTED FROM THIS EXHIBIT 10.11 PORTIONS OF THE AGREEMENT FOR WHICH ALLOY ONLINE, INC. HAS REQUESTED CONFIDENTIAL TREATMENT FROM THE SECURITIES AND EXCHANGE COMMISSION. THE PORTIONS OF THE AGREEMENT FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED ARE DENOTED BY AN ASTERISK HEREIN AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



                                 FASHIONMALL.COM



March 8, 1999

Agreement between INTERNET FASHION MALL, LLC and Alloy.com Inc. (Merchant). Whereas Internet Fashion Mall, LLC (IFM) has established a site on the Internet, http://fashionmall.com (Fashionmall.com or FM), through which it can provide access by users to the Merchant's web site located on the Internet at alloyonline.com (Site) where Merchant may display and/or sell products and/or content as defined in this agreement, the parties agrees as follows:

LOCATION & VALUE AD
-------------------

IFM will provide the following to Merchant:

1) A tenant listing and/or presence within Fashionmall.com for a period of 12 months merchant's "live date" on FM, retroactive to 1/1/99.

2) Monthly reports of traffic in the form of total "click throughs" to merchant's site.

3) Merchant will be entitled to inclusion in the Fashionmall.com contextual and/or advertorial marketing opportunities (these terms being defined as they are commonly understood within the industry) through Fashionmall.com and affiliated and co-branded sites where appropriate and available and included, in addition, in co-sponsored events if applicable and as space is available. There may or may not be additional fees involved.

4) Anchor tenant icon placement and feature graphic icon on the what is now referred to as "Team/Lemon soda" home page of Fashionmall.com

FEE
---

1)   A fixed rate of $[     ]* per month for contract duration.

CREATION & CONTENT
------------------

1) Merchant may create and provide content, as mutually agreed, for display and distribution within IFM's site(s).

TRANSACTION
-----------

1) Merchant will sell product directly to consumers using Merchant's own, or third party, e-commerce system.

TERMS AND REQUIREMENTS
----------------------

1) IFM does not warrant the accuracy or correctness of content within Merchant's site.

2) Merchant is responsible for all rights to content provided, and ensures IFM that it possesses all required rights.

3) IFM may archive data that is stored, or processed, through IFM, Fashionmall.com or Merchant's site, and will maintain copies, of, and utilize, data on transactions, communications and activities.

4) Merchant indemnifies IFM against any liability related to Merchant's failure to comply with this agreement.

5)   Merchant may tag print advertising with the address
     "http://fashionmall.com/alloyonline".

6)   IFM may use merchant content to promote Merchant or IFM.

7)   Charges will be billed via monthly report/invoice and are net 10 days.

Agreed by:

                                                  /s/ Matthew C. Diamond
--------------------------------------       -----------------------------------
               (Signature)                                 (Name)

                                                            3/8/99
--------------------------------------       -----------------------------------
                 (Title)                                    (Date)





    575 Madison Avenue, New York, NY 10022 (212) 891-4226 fax (212) 891-6033



                                       2